Exhibit 16.1

May 25, 2012

Securities & Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Independence Tax Credit Plus LP III’s statements included under Item 4.01 on its Form 8-K/A filed on May 25, 2012 and we agree with such statements concerning our Firm.

Sincerely,

TRIEN ROSENBERG WEINBERG CIULLO & FAZZARI LLP